Exhibit 99.1

GI Dynamics, Inc. - ASX Announcement

GI Dynamics, Inc. Announces Corporate Restructuring

and Departure of Chief Financial Officer

LEXINGTON, Massachusetts & SYDNEY, Australia – 8 December 2014 – GI Dynamics, Inc. (ASX: GID) a medical device company developing innovative treatments for type 2 diabetes and obesity, today announced that the Company and Robert W. Crane, its chief financial officer, secretary and treasurer, have mutually agreed to Mr. Crane’s separation effective immediately (subject to the notice period provided in Mr. Crane’s employment agreement), as part of a broader restructuring and focusing of the Company. The restructuring involves a reduction of approximately 10 percent of the workforce across the Company.

“This restructuring has been made based on a re-evaluation of our corporate strategy and the skills and resources we believe will be required by the Company in the future,” said Michael Dale, president and chief executive officer of GI Dynamics. “I want to thank Bob and the other affected employees for their contributions to GI Dynamics over the past several years. Under Bob’s leadership, the Company has built a solid financial organization, which will serve us well going forward. We will not immediately be replacing Bob’s position as existing finance team members will assume his responsibilities.”

Mr. Dale continued, “The Board and I are continuing to work to develop a strategic plan for the Company in order to fully capitalize on the opportunities before us and fulfill our mission. We look forward to communicating that plan over the next several months.”

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically-delivered device therapy approved for the treatment of type 2 diabetes and/or obesity. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. GI Dynamics is conducting a pivotal clinical trial of EndoBarrier in the U.S. for the treatment of patients who have uncontrolled type 2 diabetes and are obese. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues, costs, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centres offering the EndoBarrier®; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements, including those described in in our filings with the U.S. Securities and Exchange Commission.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	De Tweeling 20-22 ‘s-Hertogenbosch 5215 MC, THE NETHERLANDS T: + 31 13 547 9300
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement Page 2

These risks and uncertainties include, but are not limited to: risks associated with the possibility that clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, results of clinical trials, the timing of regulatory submissions, the timing and receipt of regulatory approvals, the timing and amount of other expenses; execution risks; competition; risks related to market acceptance of products; intellectual property risks; and assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Investor Enquiries:	Media Enquiries:
United States: Michael Dale, President and CEO +1 (781) 357-3310	United States/Europe: Kathryn Cook, Pure Communications Inc. +1 (910) 509-3976

Australia: David Allen or John Granger, Hawkesbury Partners Pty Limited +61 2 9325 9046	Australia: Angela Ceberano, Flourish PR +61 3 9092 8445

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	De Tweeling 20-22 ‘s-Hertogenbosch 5215 MC, THE NETHERLANDS T: + 31 13 547 9300
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388